As filed with the Securities and Exchange Commission on September 23, 1999
 File No. 333-
             -------------

                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549
                        --------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                     JOHN B. SANFILIPPO & SON, INC.
                     ------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                36-2419677
           --------                                ----------
(State or Other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)                 Identification No.)


                            2299 Busse Road
                   Elk Grove Village, Illinois  60007
                   ----------------------------------
          (Address of Principal Executive Offices)(Zip Code)

                    THE JOHN B. SANFILIPPO & SON, INC.
                        1998 EQUITY INCENTIVE PLAN
                        --------------------------
                         (Full Title of the Plan)

                           JASPER B. SANFILIPPO
           Chairman of the Board and Chief Executive Officer
                     John B. Sanfilippo & Son, Inc.
                            2299 Busse Road
                   Elk Grove Village, Illinois   60007
                   -----------------------------------
                 (Name and Address of Agent For Service)

                        Telephone: (847) 593-2300
                        -------------------------
        (Telephone Number, Including Area Code, of Agent For Service)

                       Copies of Communications to:
                         Timothy R. Donovan, Esq.
                             Jenner & Block
                             One IBM Plaza
                        Chicago, Illinois   60611
                             (312) 222-9350
                             --------------

                     CALCULATION OF REGISTRATION FEE


Title of Securities                    Amount to be     Proposed         Proposed           Amount of
to be Registered                        Registered      Maximum          Maximum        Registration Fee
                                                     Offering Price     Aggregate
                                                      Per Share(*)   Offering Price(*)
-------------------------------------  ------------  --------------  -----------------  ----------------
Common stock, $.01 par value per           49,500         $4.0101        $  198,500           $ 55.18
share granted under the John B.
Sanfilippo & Son, Inc. 1998 Equity
Incentive Plan

Common stock, $.01 par value per          300,500         $3.8594        $1,159,750           $322.41
share to be granted under the John B.
Sanfilippo & Son, Inc. 1998 Equity
Incentive Plan
                                          -------                        ----------           -------
TOTAL                                     350,000                        $1,358,250           $377.59
                                          =======                        ==========           =======


(*) Calculated in accordance with Rule 457(h) (l) and 457(c) under the Act, the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of $3.8594 per share, the average of the high and the low sales prices of the Common Stock, $.01 par value per share, quoted on the Nasdaq Stock Market on September 20, 1999 with respect to 300,500 shares and on the basis of the exercise price of options previously granted with respect to 49,500 shares under the plan.

                             PART I
                             ------

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
           ----------------------------------------------------

Item 1. Plan Information.
-------------------------
        Not required to be included herewith.

Item 2.	Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------
        Not required to be included herewith.


                             PART II
                             -------

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
            --------------------------------------------------
Item 3.	Incorporation of Documents by Reference.
------------------------------------------------
This Registration Statement on Form S-8 (the "Registration
Statement") relates to the registration of shares of the common stock, $.01 par value per share (the "Common Stock") of John B. Sanfilippo & Son, Inc. (the "Company" or the "Registrant").

The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended June 24, 1999 (Commission File No. 0-19681);

(2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), since the end of the Registrant's fiscal year ended
June 25, 1998; and

(3) The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form S-1 (Amendment No. 3) (Commission File No. 33-43353) as filed with the Commission on November 25, 1991, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities registered hereunder have been issued or which deregisters all of such securities then remaining unissued, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
----------------------------------
        Not applicable.

Item 5.	Interests of Named Experts and Counsel.
-----------------------------------------------
The legality of the Common Stock to which this Registration
Statement applies has been passed upon by Jenner & Block, Chicago, Illinois, special securities counsel for the Registrant. Timothy R. Donovan, a partner of Jenner & Block, is married to Elaine Karacic, who holds individually and as trustee a total of 168,986 shares of Common Stock of the Registrant.

Item 6.	Indemnification of Directors and Officers.
--------------------------------------------------
Section 145 of  the General Corporation Law of the State of
Delaware provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

The Company has adopted provisions in its Restated Certificate of Incorporation and By-Laws which provide for indemnification of its officers and directors to the maximum extent permitted under the Delaware General Corporation Law. In addition, the Company has entered into separate indemnification agreements with each of its directors and certain officers which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as such directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

As authorized by the Delaware General Corporation Law, the
Restated Certificate of Incorporation limits the liability of directors to the Company for monetary damages. The effect of this provision in the Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

Effective January 1, 1987, the Company elected to be treated as an S corporation for income tax purposes. The Company's status as an S corporation automatically terminated upon the completion of its initial public offering in December 1991. During the period in which the Company was treated as an S corporation, the earnings of the Company were taxed directly to the Company's stockholders rather than to the Company. The Company has entered into a Tax Indemnification Agreement with each of the then existing stockholders prior to the closing of its initial public offering (the "Pre-Offering Stockholders") which provides for, among other things, the indemnification of each Pre-Offering Stockholder from any losses or liabilities (including additional taxes, interest, penalties and legal fees) with respect to any adjustments to such stockholder's taxable income or loss, tax credits or tax credits recapture made by any taxing authority as a result of a change in the Company's taxable income or loss, tax credit or tax recapture during the period in which it was an S Corporation.

In addition, the Company maintains an insurance policy that covers certain liabilities of persons serving as directors and officers of the Company or certain of its subsidiaries.

Item 7.	Exemption from Registration Claimed.
--------------------------------------------
        Not applicable.

Item 8.	Exhibits.
-----------------
The following exhibits are filed as part of this Registration
Statement.


Exhibit No.    Description of Exhibits
-----------    --------------------------------------------------------
    4.1        Specimen Common Stock Certificate of the Registrant. (1)

    4.2        Restated Certificate of Incorporation of the Registrant. (2)

    4.3 Certificate of Correction to Restated Certificate of Incorporation of the Registrant. (2)

    4.4        By-laws of the Registrant. (3)

    5.1 Opinion of Jenner & Block regarding validity of registered securities.

    15         None.

   23.1        Consent of PricewaterhouseCoopers LLP.

   23.2        Consent of Jenner & Block (included in Exhibit 5.1).

    24         None.

   99.1        The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan.

(1) Incorporated by reference to the Registrant's Registration
Statement on Form S-1 (Amendment No. 3), as filed with the Commission on November 26, 1991 (Commission File No. 33-43353).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (File No. 0-19681).

(3) Incorporated by reference to the Registrant's Registration
Statement on Form S-1 as filed with the Commission on October 15, 1991 (Commission File No. 33-43353).

Item 9.	Undertakings.
---------------------
1. Subsequent Disclosure.

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) To include any prospectus required by Section 10(a)(3) of the Act;

(2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Incorporation by Reference.

The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Commission Position on Indemnification.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES
                          ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elk Grove Village, State of Illinois, on this 23rd day of September, 1999.

                                    JOHN B. SANFILIPPO & SON, INC.

                                    By    /s/ Jasper B. Sanfilippo
                                          ------------------------
                                          Jasper B. Sanfilippo,
                                          Chairman of the Board and Chief
                                          Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity                       Date

/s/ Jasper B. Sanfilippo   Chairman of the Board, Chief   September 23, 1999
------------------------      Executive Officer and
Jasper B. Sanfilippo          Director

/s/ Mathias A. Valentine   President and Director         September 23, 1999
------------------------
Mathias A. Valentine

/s/ Gary P. Jensen         Executive Vice President       September 23, 1999
------------------------      Finance and Chief
Gary P. Jensen                Financial Officer

/s/ William R. Pokrajac     Controller                    September 23, 1999
------------------------
William R. Pokrajac

/s/ Michael J. Valentine    Senior Vice President,        September 23, 1999
------------------------       Secretary and Director
Michael J. Valentine

/s/ William D. Fischer      Director                      September 23, 1999
------------------------
William D. Fischer

/s/ John W. A. Buyers       Director                      September 23, 1999
------------------------
John W. A. Buyers

/s/ J. William Petty        Director                      September 23, 1999
------------------------
J. William Petty

/s/ Jeffrey T. Sanfilippo   Senior Vice President Sales   September 23, 1999
-------------------------    and Marketing and Director
Jeffrey T. Sanfilippo




                          EXHIBIT INDEX
                          -------------

Exhibit No.    Description of Exhibits
-----------    ---------------------------------------------------------
    4.1        Specimen Common Stock Certificate of the Registrant. (1)

    4.2        Restated Certificate of Incorporation of the Registrant. (2)

    4.3 Certificate of Correction to Restated Certificate of Incorporation of the Registrant. (2)

    4.4        By-laws of the Registrant. (3)

    5.1 Opinion of Jenner & Block regarding validity of registered securities.

    15         None.

   23.1        Consent of PricewaterhouseCoopers LLP.

   23.2        Consent of Jenner & Block (included in Exhibit 5.1).

    24         None.

   99.1        The John B. Sanfilippo & Son, Inc. 1998 Equity Incentive Plan.


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Amendment No. 3), as filed with the Commission on November 26, 1991 (Commission File No. 33-43353).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (File No. 0-19681).

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 as filed with the Commission on October 15, 1991 (Commission File No. 33-43353).